Exhibit 10(c)



                                   CONSULTING AGREEMENT

                  AGREEMENT (the "Agreement"), made as of the 24th day of April, 1999, by and between Union Pacific Railroad Company, a Delaware corporation ("UPRR"), and Jerry R. Davis ("Consultant").
     WHEREAS, the Consultant was previously employed by UPRR and possesses an intimate knowledge of the business and operations of UPRR; and
                  WHEREAS, UPRR desires to retain the Consultant in the capacity of an independent consultant and the Consultant desires to commit himself to providing the consulting services provided for herein;
     Now, therefore, in consideration of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:
                  1. Engagement. UPRR hereby engages the Consultant to provide the Consulting Services (as defined in Paragraph 2) to UPRR and its affiliates, and the Consultant hereby accepts such engagement, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on March 31, 2000 (the "Term"), unless sooner terminated as provided in paragraph 5.
                  2. Services. The Consultant agrees, during the Term, to provide advisory and consulting services to UPRR relating to railroad safety issues, government regulation of railroad operations and other matters relating to the operation of UPRR as may be requested, including meeting with relevant regulatory authorities, and other services relating to safety (A Consulting Services"). The Consulting Services shall be performed at the request of the Chief Executive Officer of UPRR and in such places as UPRR requests. The
Consultant shall devote such time to the Consulting Services as the parties hereto mutually agree. This is not intended to be an exclusive relationship, and the Consultant may contract with others so long as he does not violate the confidentiality provisions of this Agreement.

                  3. Independent Contractor. UPRR and the Consultant agree that he is an independent contractor, and that the Consultant will have complete control over how he performs services under this Agreement. The Consultant shall not be considered an employee or agent of UPRR or its affiliates for any purpose and shall not be entitled or eligible to participate in any benefits or privileges given or extended by UPRR or its affiliates to their employees. The Consultant shall have no power or right to enter into contracts or commitments on behalf of UPRR or its affiliates.
                  4. Fees and Expenses.
                     (a) Fees. In consideration of the Consulting Services as contemplated by this Agreement, UPRR shall pay to the Consultant in cash the sum of  $100,000, payable on or before April 30, 1999.
                     (b) Reimbursement of Expenses.During the Term, UPRR shall reimburse the Consultant for all reasonable and necessary business expenses incurred by him in connection with performing the Consulting Services in accordance with and on the terms of UPRR's customary expense reimbursement policies.
                  5. Confidential Information. The Consultant shall not, without the written consent of the Board of Directors of UPRR or a person authorized thereby or pursuant to lawful process, while engaged by UPRR or at any time thereafter, directly or indirectly, publish or disclose to any person, firm, corporation or other entity, whether or not a competitor of UPRR or any affiliate thereof, except as necessary in connection with the performance by the Consultant of the Consulting Services, any Confidential Information. For purposes of this Agreement, "Confidential Information" means all information about UPRR and its affiliates obtained or developed by the Consultant while an employee of or consultant to UPRR, whether before or during the Term, including, but not limited to, information regarding directors, officers and other key personnel of UPRR and its affiliates, financial information or plans and other matters, and which UPRR has requested be held in confidence or which it could reasonably be expected to desire to be held in confidence, or the disclosure of which would likely be disparaging or disadvantageous to UPRR or any of such employees and directors, but shall not include information already in the public domain.
               The Consultant acknowledges that the provisions of this Section 5 are reasonable and necessary for the protection of UPRR and that UPRR will be irrevocably damaged if such covenants are not specifically enforced. Accordingly, the Consultant agrees that, in addition to any other relief to which UPRR may be entitled in the form of actual of punitive damages, UPRR shall be entitled to seek and obtain injunctive relief from a court of competent jurisdiction (without the posting of bond therefor) for the purposes of restraining the Consultant from any actual or threatened breach of such covenants.
                  6. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:
                  If to Consultant, to:

                           Jerry R. Davis
                           2131 East Alameda
                           Denver, Colorado  80209

                  If to UPRR, to:
                           Union Pacific Railroad Company
                           1416 Dodge Street
                           Omaha, Nebraska  68179
                           Attn:  Barbara W. Schaefer

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
             7. Amendment and Waiver. No provisions of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is agreed to in writing and signed by the Consultant and UPRR. No waiver by any party hereto at any time of any breach by another party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar of dissimilar provisions or conditions at the same or at any prior or subsequent time.
                  8. Integration. This Agreement contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.
                  9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of
 Nebraska.
                  10. Assignment; Binding Agreement. This Agreement may not be transferred or assigned by either party, but shall be binding on the successors and permitted assigns of each party. This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant's personal or legal representatives, executors, administrators, successors, heirs, distributees, divisees and legatees.
                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            UNION PACIFIC RAILROAD COMPANY

                                            By
                                            Name:
                                            Title:





                                            By
                                            Name:  Jerry R. Davis